UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Address of principal executive offices)

356 2757 7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Technology Officer and Member of the Board of Directors

On September 19, 2019, Yan Rozum resigned from his positions as Chief Technology Officer and member of the board of directors of Esports Entertainment Group, Inc. (the “Company”), effective immediately (the “CTO Resignation”). Mr. Rozum did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company and its shareholders thank Mr. Rozum for his many contributions.

Appointment of Chief Technology Officer

On September 26, 2019, in connection with the CTO Resignation, the Board appointed Mr. John Brackens, the Company’s current Chief Information Officer (“CIO”), as the Company’s Chief Technology Officer (the “CTO Appointment”). Mr. Brackens will continue to serve as the Company’s CIO.

Mr. Brackens combines over 12 years of experience in information technology senior management following a 4 year career leading customer experience teams. Previously, he had been involved in five organizations within the game industry holding positions including Chief Operating Officer, Treasurer, Foreign Director, and Network Operations Manager. From 2018 through January 2019, Mr. Brackens was the Operations Director for Carte Blanche Entertainment, Inc., an iGaming company. From 2016 to 2017, he was Chief Operating Officer for Sparkjumpers Pte Ltd., a company involved in video game development and eSports tournament events. From January 2014 to January 2016, he was Manager of Network Operations of Activision Blizzard - Demonware an entertainment company that focused on AAA game development. Mr. Brackens studied Electrical Engineering at Arizona State University.

Family Relationships

There is no arrangement or understanding between Mr. Brackens and any other persons pursuant to which Mr. Brackens was selected as CTO. There are no family relationships between Mr. Brackens and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Related Party Transactions

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Brackens had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Compensatory Arrangements

As previously disclosed, on May 9, 2019, in connection with his appointment as CIO, Mr. Brackens previously entered into an employment agreement (the “Brackens Employment Agreement”) with the Company. The terms of the Brackens Employment Agreement remain unchanged.

The foregoing description of the Brackens Employment Agreement does not purport to be complete and is qualified in its entirety by its full text which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of a Member of the Board of Directors

On September 26, 2019, in connection with the CTO Resignation, the Board appointed Mr. Christopher Malone, the Company’s Chief Financial Officer, as a member of the Board. The Company has undertaken to include Mr. Malone as a nominee to the Board on the slate of directors to be elected at the next annual meeting of stockholders of the Company, unless Mr. Malone resigns or is otherwise unable to serve as a director.

Mr. Malone has been the Chief Financial Officer since November 2018. He is the founding Director of PrOasis, a professional consulting firm, where he has spent the past 26 years managing the firm which focuses on executive management, corporate finance, strategic planning and governance for major Canadian SME organizations. Mr. Malone currently holds the positions as Chief Financial Officer for an OSC registered Fund Manager and an IIROC registered Broker Dealer member. Mr. Malone currently serves as a Director for each of these regulated entities. Mr. Malone has extensive listing, regulatory reporting and governance experience with private businesses and public companies on Regulatory organizations and Exchanges in Canada and the United States. Mr. Malone’s experience stems from over 35 years in the Canadian workforce holding senior financial and information technology systems roles in some of Canada’s largest domestic and multi-national organizations. He has held senior level financial executive positions in food processing, telecom, media advertising, document management and financial service organizations.

Family Relationships

Mr. Malone does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Malone reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

There are no current compensatory arrangements with Mr. Malone.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated May 9, 2019, by and between Esports Entertainment Group, Inc. and John Brackens (incorporated by reference to Current Report on Form 8-K filed on May 23, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: September 27, 2019	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer

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